FOR IMMEDIATE RELEASE
                              ---------------------
Contacts:
--------
Robert J. Brittain, President and CEO
Tel:(518) 842-7200
Fax:(518) 842-7500
Harold A. Baylor, Jr., Vice President, CFO and Treasurer
Tel:(518) 842-7200
Fax:(518) 842-1688



     Ambanc Holding Co., Inc. Announces Regular Quarterly Cash Dividend


Amsterdam, N.Y., July 25, 1997 - Ambanc Holding Co., Inc. (NASDAQ - AHCI) today announced its first, regular quarterly cash dividend of 5 cents a share. The dividend will be paid on August 31, 1997, to stockholders of record as of August 15, 1997. The company recently announced an earnings increase of 12.2% for the second quarter of 1997 to $572,000, or $0.14 a share, from $510,000, or $0.10 a share, in 1996. The company also recently announced a stock buy-back of up to 216,890 shares in the open market from time to time at prevailing market prices. The repurchased shares will be used to fund the company's Recognition and Retention Plan (RRP).

Ambanc Holding Co., Inc. is a unitary savings and loan holding company. The company's primary subsidiary, Amsterdam Savings Bank, F.S.B., operates twelve
(12) full-service banking offices in Montgomery (4), Saratoga (4), Fulton (1), Schenectady (1), and Albany (2) Counties in the Capital Region of upstate New York.


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